As filed with the Securities and Exchange Commission on ,             2000.

Registration No. 333-86993

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to

Form SB-2

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MAINSTREET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	6711	54-1956616
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 12
Patrick Henry Mall
730 East Church Street
Martinsville, Virginia 24112
(540) 632-8092
(Address and telephone number of principal executive offices)

Suite 12
Patrick Henry Mall
730 East Church Street
Martinsville, Virginia 24112
(540) 632-8092
(Address of principal place of business or intended principal place of business)

Copies to:

Cecil R. McCullar	Douglas W. Densmore and Hugh B. Wellons
Chief Executive Officer	Flippin, Densmore, Morse, & Jessee
Suite 12	10 South Jefferson Street
Patrick Henry Mall	Suite 1800
730 East Church Street	Roanoke, Virginia 24011
Martinsville, Virginia 24112	(540) 510-3000
(276) 632-8092
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act, please check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act, or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

SUPPLEMENT TO THE PROSPECTUS DATED JUNE 20, 2001

[LOGO]

MAINSTREET BANKSHARES, INC.

358,322 Shares of Common Stock—To the Public

This supplement to the prospectus of MainStreet BankShares, Inc. (“MainStreet”), is being sent to potential subscribers in MainStreet’s offering of shares of its common stock. This supplements, amends and adds to the information provided in the prospectus dated June 20, 2001, which became effective on August 24, 2001 and which was amended by the First Post Effective Amendment dated October 16, 2001 (the “Prospectus”). If a statement contained in this supplement changes or supersedes a statement in the Prospectus, you should not consider the statement in the past to be currently accurate, except as modified or changed.

This supplement is being issued to reflect the opening of Franklin Community Bank, N.A. (“Franklin Bank”), the extension of the offering to December 31, 2002 and to provide updated or additional information about MainStreet, Smith River Community Bank, N.A. (‘Smith River Bank”), and Franklin Bank which has developed since the date of the prospectus or the first amendment.

If you have received this supplement but have not received a copy of the Prospectus or if you want to receive another copy, please contact Cecil R. McCullar, Chief Executive Officer of MainStreet by mail at 730 East Church Street, Suite 12, Martinsville, Virginia 24112 or by telephone at (276) 632-8092.

THE OFFERING

MainStreet filed a registration statement on Form SB-2 with the Securities and Exchange Commission that became effective on August 24, 2001. The registration statement is for an offering of a minimum of 510,850 shares of common stock and a maximum of 891,807 shares of common stock to the public at $10.50 per share. The registration statement also offers 60,574 shares of common stock at $10.50 per share to the organizing directors of Franklin Bank. The primary reason for the offering is to organize and capitalize Franklin Bank as an additional wholly owned subsidiary of MainStreet. Smith River is already a wholly owned subsidiary of MainStreet. The minimum offering has been achieved and surpassed. As of October 29, 2002, MainStreet has sold 517,813 to the public and 76,246 to the organizers of Franklin Bank, which included the 60,574 shares reserved for the organizers and an additional 15,672 shares originally offered to the public.

Prior to the funding of Franklin Bank on September 13, 2002, total proceeds of $6,192,249 from the offering were held in the escrow established for the offering with First Citizens Bank & Trust Company, representing 513,492 shares of common stock sold to the public and 76,246 shares of common stock sold to the organizers and their related interests as of that date. These funds were released from escrow on September 13, 2002, to fund the opening of Franklin Bank (See Franklin Community Bank, N.A. below). Since then, 4,321 shares of common stock have been sold to the public and the $45,370.50 in proceeds of the sales have been deposited in the escrow account and subsequently released to MainStreet (See Extension of Offering, below). As a result of the funding of Franklin Bank, MainStreet now has a total of 1,283,427 shares of common stock outstanding.

FRANKLIN COMMUNITY BANK, N.A

Franklin Bank was organized as a nationally chartered commercial bank and member of the Federal Reserve Bank of Richmond. Franklin Bank received preliminary approval for its charter from the Office of the Comptroller of the Currency (“OCC”) on October 24, 2001 and for insurance of its deposits from the Federal Deposit Insurance Corporation (“FDIC”) on November 2, 2001. Final approval of its charter was received from the OCC on September 12, 2002 and from the FDIC on September 12, 2002 for insurance of its deposits to enable the bank to open on September 16, 2002. The Virginia State Corporation Commission (Bureau of Financial Institutions) and the Federal Reserve Bank of Richmond both gave approvals for MainStreet to acquire 100% of the stock of Franklin Bank on July 23, 2002 and July 18, 2002, respectively. On September 13, 2002, all of the funds held in escrow, totaling $6,192,249, were released by First Citizens Bank and Company, Inc., the escrow agent, to MainStreet. MainStreet used $5,867,500 of such funds to purchase 547,619 shares of the common stock of Franklin Bank, representing all of the equity of Franklin Bank. This amount included $117,500 in surplus capital required by the OCC in addition to $5,750,000 in stated capital. Franklin Bank opened for business on September 16, 2002. Franklin Bank plans to operate, much like Smith River Bank, as a locally-owned and operated commercial bank emphasizing personal customer service and other advantages incident to banking with a locally-owned community bank. In the early years, it will rely on local advertising and the personal contacts of its directors and employees, and our shareholders to attract customers and business to the Bank. Franklin Bank will initially be located at 400 Old Franklin Turnpike, Suite 108, Rocky Mount, Virginia.

EXTENSION OF THE OFFERING

As provided in the registration statement, the offering would have terminated on June 30, 2002 if the minimum of all shares of common stock to the public and the organizers of 571,424 had not been sold. MainStreet had reserved the right to extend the offering to December 31, 2002. At a regular meeting on June 19, 2002, the Board of Directors of MainStreet voted unanimously to extend the offering to September 30, 2002. Prior to September 30, 2002, MainStreet had obtained subscriptions for shares of its common stock exceeding the offering minimum of 571,424 shares and consequently, on satisfaction of the other conditions to breaking the escrow received the proceeds from such subscriptions from the escrow agent to enable it to open Franklin Bank. At a regularly scheduled meeting of the Board of Directors of MainStreet on September 18, 2002, the Board of Directors voted unanimously to extend the offering to December 31, 2002 in order to allow TCF additional time in which to obtain necessary regulatory clearance to purchase additional shares in the offering (See TCF Financial Corporation) and to enable other members of the public to subscribe. All subscription proceeds received after the initial distribution from escrow on September 13, 2002, are deposited with the escrow agent and subsequently released to MainStreet weekly.

USE OF PROCEEDS

MainStreet has paid most of the organizational and offering expenses for this offering. MainStreet used a line of credit from Community Bankers Bank to help fund these expenses. The line of credit was $550,000 of which $476,100 was drawn upon. Upon the release of funds from the escrow account on September 13, 2002, the line of credit was paid off.

The following presentation of the use of proceeds of the stock offering describes (a) the current status of the offering once the escrow funds were released and (b) the use of proceeds if the maximum offering proceeds were to be obtained.

	Current Offering Status		Maximum Offering
Offering Proceeds	$6,237,619	(1)	$10,000,000	(2)

Anticipated use of proceeds by MainStreet BankShares:
Offering expenses(3)	286,370		286,370
Capitalization of Franklin Bank through purchase of common stock of Franklin Bank	5,867,500		5,867,500
Working Capital	83,749		3,846,130

Total	$6,237,619		$10,000,000

Anticipated use of capital by Franklin Bank:
Pre-opening expenses for Franklin Bank	392,428		392,428
Furniture, fixtures and equipment for Franklin Bank	492,666		492,666
Working capital	4,982,406		4,982,406

Total	$5,867,500		$5,867,500

(1)
MainStreet has met and surpassed the minimum offering and broke escrow on September 13, 2002. To date, 594,059 shares of common stock of MainStreet in this offering have been sold at an offering price of $10.50 per share.

(2)	Assuming the sale of 952,381 shares (876,135 shares to the public and 76,246 shares to the organizers) at a price of $10.50 per share.
(3)
Offering expenses consist of various filing fees, printing expenses, escrow agent fees, accounting and legal fees and professional fees of a company engaged to aid in the sale of the common stock. Most expenses have been paid, but additional anticipated expenses have been estimated.

By way of explanation, all subscription proceeds then in hand were released and became capital of MainStreet on September 13, 2002. These funds were used by MainStreet to pay its offering expenses of approximately $286,370. MainStreet BankShares used $5,867,500 to capitalize Franklin Bank. The balance of the funds, between approximately $83,749 (the balance of the offering proceeds currently held as working capital by MainStreet from the distributions from the escrow fund) and $3,846,130 (if maximum offering is achieved during the extended offering period) will be retained by MainStreet as working capital to be contributed to our subsidiary banks as needed and to fund activities of MainStreet. Franklin Bank used approximately $392,428 for the bank’s pre-opening expenses and approximately $492,666 to furnish and equip the bank. The balance of the proceeds used to capitalize Franklin Bank, estimated at $4,982,406 will be used for general banking business.

We expect to use the working capital of Franklin Bank primarily to fund loans and investments. Based on our current investment policy, we intend to invest primarily in the following types of investments: bankers acceptances; bank certificates of deposit; federal funds; US Treasury bills, notes, and bonds; securities issued by Federal agencies; mortgage backed securities/mortgage pass through certificates; and municipal bonds issued by states and local municipalities. Our policy establishes diversification guidelines to avoid undue concentrations. It also prohibits certain practices considered to carry an unacceptable degree of risk, such as short-term gains trading, short sales, and options trading. Thus we do not currently intend to carry investments that would be considered “trading securities” under the financial accounting standards governing the accounting for investment securities. We intend to continue accounting for investments as “for sale.” We do not intend to seek higher yields by carrying securities with a relatively high degree of risk, such as those with low credit ratings. We intend to make consumer loans (such as vehicle loans and home equity loans/lines of credit), real estate loans (residential and commercial mortgages, construction and development loans, etc.) and commercial loans (term loans, letters of credit, and line of credit loans, for example). Over the long term, we expect most of our loans will be commercial and consumer loans, which can carry a higher degree of risk than real estate loans.

NEW LEASES

The lease for MainStreet’s executive offices and the lease for the main office of Smith River Bank both expired on July 31, 2002 with monthly lease payments of $1,000 and $2,500, respectively. Both leases have been renegotiated. The new lease for the executive offices is for a term of five years commencing August 1, 2002 and expiring July 31, 2007. MainStreet may terminate the lease after three years if its business has outgrown the demised premises or if it wishes to relocate for any reason. MainStreet may also terminate the lease before three years provided the lessor has a reasonable opportunity to relocate the lessee in the Patrick Henry Mall or in one of the other lessor affiliated properties. The first three years of the lease term for the executive offices require monthly lease payments of $1,166.67 with the remaining two years requiring a monthly lease payment of $1,250. The new lease for the main office of Smith River Bank is for a term of five years commencing August 1, 2002 and terminating July 31, 2007. The first three years of the lease term require monthly lease payments of $2,500 with the remaining two years requiring a monthly lease payment of $2,750.

TCF FINANCIAL CORPORATION

TCF Financial Corporation (“TCF”), is a Delaware bank holding company headquartered at 200 Lake Street East, Wayzata, Minnesota, 55391, intends to acquire up to 9.9% of MainStreet BankShares, Inc. outstanding shares of common stock pursuant to the current offering. TCF acquired 61,904 shares of MainStreet’s common stock, or 4.82% of MainStreet’s outstanding shares, on October 28, 2002. TCF has submitted notification on Form FR Y-3N to the Federal Reserve Bank of Minneapolis and has published notices in the Martinsville Bulletin and the Franklin News Post to enable it to acquire further shares of MainStreet common stock. Unless prohibited from doing so, TCF intends to acquire up to 72,314 additional shares of MainStreet common stock in this offering, bringing its total ownership to 9.9% of MainStreet’s outstanding Common stock.

TCF is the national financial holding company of two federally chartered banks, TCF National Bank headquartered in Minnesota and TCF National Bank Colorado. The Company has 375 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana. Other affiliates provide leasing and equipment finance, mortgage banking, discount brokerage and investment and insurance sales.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Interim Periods (Unaudited)

MAINSTREET BANKSHARES, INC.

CONSOLIDATED BALANCE SHEET
(Unaudited)
June 30, 2002

ASSETS
Cash and due from banks	$1,169,712
Interest bearing deposits in banks	58,518
Federal funds sold	59,000
Securities available for sale	7,958,890
Loans:
Commercial loans	19,191,579
Residential real estate loans	8,682,357
Consumer loans	4,020,943

Total Gross Loans	31,894,879
Unearned income and deferred fees	62,428

Loans, net of unearned income and deferred fees	31,957,307
Less: allowance for loan losses	(382,741)

Net Loans	31,574,566
Furniture, fixtures and equipment	741,353
Deferred stock issuance costs	226,294
Accrued interest receivable	224,803
Other assets	49,775

TOTAL ASSETS	$42,062,911

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing demand deposits	$3,464,759
Interest checking deposits	1,695,637
Money market deposits	3,159,337
Savings deposits	801,368
Certificates of deposit $100,000 and over	14,388,517
Other time deposits	13,664,217

Total Deposits	37,173,835
Short-term borrowings	343,800
Accrued interest payable and other liabilities	191,832

Total Liabilities	37,709,467
Shareholders’ Equity:
Preferred stock, no par value, authorized 10,000,000 shares; none issued Common stock, no par value, authorized 10,000,000 shares; issued and outstanding 689,368 shares	6,708,162
Accumulated deficit	(2,429,680)
Accumulated other comprehensive gain	74,962

Total Shareholders’ Equity	4,353,444

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$42,062,911

See accompanying notes to consolidated financial statements.

MAINSTREET BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF LOSS
(Unaudited)

	Three Months Ended June 30, 2002	Three Months Ended June 30, 2001
Interest Income:
Interest and fees on loans	$515,608	$242,855
Interest on interest-bearing deposits	18,825	1,122
Interest on federal funds sold	7,410	22,728
Interest on securities available for sale	91,844	99,710

Total Interest Income	633,687	366,415
Interest Expense:
Interest on certificates of deposit $100,000 and over	119,489	75,035
Interest on other deposits	136,897	86,724
Interest on short-term borrowings	3,863	—

Total Interest Expense	260,249	161,759

Net Interest Income	373,438	204,656
Provision for loan losses	57,984	52,800

Net Interest Income After Provision for Loan Losses	315,454	151,856
Noninterest Income:
Service charges on deposit accounts	20,120	7,804
Other fee income and miscellaneous income	5,479	8,352
Gain on sale of securities	355	—

Total Noninterest Income	25,954	16,156
Noninterest Expense:
Salaries and employee benefits	205,031	205,252
Occupancy and equipment expense	94,139	75,371
Professional fees	57,503	56,447
Other expenses	141,871	93,326

Total Noninterest Expense	498,544	430,396
Net Loss	$(157,136)	$(262,384)

Per Share:
Basic:
Net Loss Per Share	$(.23)	$(.38)

Average Shares Outstanding	689,368	689,368
Fully Diluted:
Net Loss Per Share	$(.23)	$(.38)

Average Shares Outstanding	689,368	689,368

See accompanying notes to consolidated financial statements.

MAINSTREET BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF LOSS
(Unaudited)

	Six Months Ended June 30, 2002	Six Months Ended June 30, 2001
Interest Income:
Interest and fees on loans	$999,382	$429,183
Interest on interest-bearing deposits	25,862	1,122
Interest on federal funds sold	13,033	53,502
Interest on securities available for sale	179,162	194,293

Total Interest Income	1,217,439	678,100
Interest Expense:
Interest on certificates of deposit $100,000 and over	227,775	148,809
Interest on other deposits	269,025	163,832
Interest on short-term borrowings	5,639	—

Total Interest Expense	502,439	312,641

Net Interest Income	715,000	365,459
Provision for loan losses	182,795	89,200

Net Interest Income After Provision for Loan Losses	532,205	276,259
Noninterest Income:
Service charges on deposit accounts	47,441	13,981
Other fee income and miscellaneous income	15,649	12,166
Gain on sale of securities	355	235

Total Noninterest Income	63,445	26,382
Noninterest Expense:
Salaries and employee benefits	402,351	379,413
Occupancy and equipment expense	187,660	135,183
Professional fees	115,174	105,705
Other expenses	263,596	163,630

Total Noninterest Expense	968,781	783,931
Net Loss	$(373,131)	$(481,290)

Per Share:
Basic:
Net Loss Per Share	$(.54)	$(.70)

Average Shares Outstanding	689,368	689,368
Fully Diluted:
Net Loss Per Share	$(.54)	$(.70)

Average Shares Outstanding	689,368	689,368

See accompanying notes to consolidated financial statements.

MAINSTREET BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30, 2002	Six Months Ended June 30, 2001
Cash Flows From Operating Activities
Net Loss	$(373,131)	$(481,290)
Provision for loan losses	182,795	89,200
Depreciation	77,366	51,462
Net (accretion) amortization of discounts on securities	4,562	(12,802)
(Increase) decrease in accrued interest receivable	13,461	(85,649)
(Increase) decrease in other assets	38,962	(37,104)
Increase (decrease) in accrued interest payable and other liabilities	(44,735)	37,442

Net cash used by operating activities	(100,720)	(438,741)

Cash Flows From Investing Activities
(Increase) decrease in interest-bearing deposits	(26,362)	127,744
Decrease in federal funds sold	439,000	472,000
Purchases of furniture, fixtures, and equipment	(9,637)	(188,422)
(Purchases) sales of securities available for sale	23,783	(3,129,648)
Increase in loans	(8,636,134)	(4,736,680)

Net cash used by investing activities	(8,209,350)	(7,455,006)

Cash Flows From Financing Activities
Increase in time deposits $100,000 and over	3,953,098	3,139,718
Increase in other time deposits	4,135,717	1,072,034
Increase in other deposits	339,014	3,910,277
Increase in short-term borrowings	268,300	113,000
Costs of stock issuance	(110,822)	—

Net cash provided by financing activities	8,585,307	8,235,029

Net increase in cash	275,237	341,282
Cash and due from banks at beginning of period	$894,475	$467,528

Cash and due from banks at end of period	$1,169,712	$808,810

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$289,518	$276,014

See accompanying notes to consolidated financial statements.

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
June 30, 2002

Note 1—Summary of Accounting Policies

(a)  General

The accompanying consolidated financial statements of MainStreet BankShares, Inc. are unaudited. However, in the opinion of management, all adjustments necessary for a fair presentation of the financial statements have been included. All adjustments were of a normal recurring nature, except as otherwise disclosed herein. The consolidated financial statements conform to generally accepted accounting principles and general banking industry practices. The information contained in the footnotes included in MainStreet BankShares Inc. 2001 Annual Report of Form 10-KSB should be referred to in connection with the reading of these unaudited interim consolidated financial statements. In certain instances, amounts reported in the 2001 financial statements have been reclassified to conform to the 2002 statement presentation.

MainStreet BankShares, Inc. (the “Corporation” or “BankShares”) was a development stage enterprise until July 24, 2000, incorporated as a Virginia corporation effective January 14, 1999. The Corporation was primarily organized to serve as a bank holding company for Smith River Community Bank, N.A. (the “Bank”). The Bank opened for business on July 24, 2000 and began its operations as a full service commercial bank.

The Corporation raised $6,893,680 through a sale of its common stock and units. The Corporation filed a registration statement on Form SB-2 to register the stock, which was declared effective by the Securities and Exchange Commission on November 4, 1999. Proceeds from the sale of the stock were primarily used to acquire all of the stock of the Bank on July 24, 2000. Since the opening of the Bank, the Corporation’s operations have been conducted through the Bank.

In conjunction with the offering, the Organizers purchased units instead of shares only. Each unit contained one share of common stock and one common stock warrant attached. The warrants will vest over a three-year period. Each warrant entitles the holder to purchase one share of common stock for $10.

Based on current facts and circumstances, the Organizers believe that the proceeds received from the offering, $6,893,680, will permit the Bank to conduct its initial operations to invest in loans, securities, and other earning assets. It could also provide for additional branch openings.

MainStreet BankShares, Inc. filed a registration statement on Form SB-2 with the Securities and Exchange Commission that became effective on August 24, 2001. The registration statement is a secondary offering to offer a minimum of 510,850 shares and a maximum of 801,807 shares of common stock to the public at $10.50 per share. The registration statement also offers 60,574 shares of common stock at $10.50 per share to the organizing directors of Franklin Community Bank, N.A. The primary reason for the secondary offering is to organize and capitalize Franklin Community Bank, N.A. (“Franklin Bank”), to be an additional wholly owned subsidiary of MainStreet BankShares, Inc. To date all pre-opening and organizational costs are being funded by the Corporation, which has also utilized a line of credit. Deferred stock issuance costs directly related to the offering at June 30, 2002 were $226,294. The total expense related to the pre-opening and organizational costs for the year ending December 31, 2001 and for the year to-date period ending June 30, 2002 was $180,129 and $134,882, respectively.

The Corporation reports its activities as a single business segment. In determining the appropriateness of segment definition, the Corporation considered components of the business about which financial information is available and will evaluate it regularly relative to resource allocation and performance assessment.

(b)  Principles of Consolidation

The consolidated financial statements include the accounts of MainStreet BankShares, Inc. and its wholly-owned subsidiary, Smith River Community Bank, N.A. All significant intercompany accounts and transactions have been eliminated.

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
June 30, 2002

(c)  Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks.

(d)  Securities

BankShares classifies and accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” Securities are classified at purchase date under the specific identification method. Amortization and accretion of premiums and discounts are included in income over the contractual life of the securities.

(e)  Loans

Loans are stated at the amount of loans disbursed. Interest on loans is computed by methods which generally result in level rates of return on principal amounts outstanding. It is the Corporation’s policy to discontinue the accrual of interest on loans once they become 90 days past due and are not well-collateralized or earlier when it becomes doubtful that the full principal and interest will be collected. Once a loan is placed on nonaccrual status, any interest accrued and uncollected from a prior year will be charged off and any interest accrued and uncollected from the current year will be backed out of current interest income. All payments received on loans on nonaccrual status will be applied as principal reductions.

BankShares adopted Statement of Financial Accounting Standards (SFAS) No. 114, “Accounting by Creditors for Impairment of a Loan,” which was amended by SFAS No. 118, “Accounting by Creditors for Impairment of a Loan—Income Recognition and Disclosures” upon opening of the Bank and acquiring loans. SFAS No. 114, as amended, requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, or as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral-dependent.

BankShares collectively reviews for impairment all consumer loans and smaller homogeneous loans. BankShares considers a loan to be impaired when, based upon current information and events, it believes it is probable that BankShares will be unable to collect all amounts due according to the contractual terms of the loan agreement. BankShares’ impaired loans include nonaccrual loans, troubled debt restructurings, and certain other nonperforming loans. For collateral dependent loans, BankShares bases the measurement of these impaired loans on the fair value of the loan’s collateral properties. For all other loans, BankShares uses the measurement of these impaired loans on the more readily determinable of the present value of expected future cash flows discounted at the loan’s effective interest rate or the observable market price. Impairment losses are recognized through an increase in the allowance for loan losses and a corresponding charge to the provision for loan losses. Adjustments to impairment losses due to changes in the fair value of impaired loans’ collateral properties are included in the provision for loan losses.

(f)  Loan Fees and Cost

BankShares adopted Statement of Financial Accounting Standards No. 91, “Accounting for Nonrefundable Fees and Costs Associated With Originating or Acquiring Loans and Initial Direct Costs of Leases”. Loan origination and commitment fees and certain direct origination costs are deferred and are amortized over the contractual life of the related loans using the level yield method.

(g)  Allowance for Loan Losses

An allowance for loan losses is maintained in order to provide for losses in collection of loans that can be currently estimated. The level of the allowance of loan losses is based upon the quality of the loan portfolio as determined by management after consideration of diversification as to the type of loans in the portfolios, the amount of collateralized as compared to uncollateralized loans, banking industry standards and averages, and general economic conditions. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions.

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
June 30, 2002

(h)  Furniture, Fixtures and Equipment

Furniture, fixtures and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are charged to expense on a straight-line basis over the estimated useful lives. Maintenance, repairs, and minor improvements are charged to expense as incurred. Significant improvements are capitalized.

(i)  Organizational Costs

The American Institute of CPA’s has issued Statement of Position 98-5, “Reporting on the Costs of Start-Up Activities.” In general, the SOP requires that organizational and similar start-up costs be expensed. Examples of such costs that have been incurred by the Corporation are legal fees, consulting fees, and regulatory application fees. The Corporation adopted the requirements of the SOP from its inception and has accordingly expensed all organizational costs.

(j)  Stock Options and Warrants

As permitted by Statement of Financial Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation”, the Corporation accounts for its stock options and warrants using the intrinsic value method prescribed in Accounting Principles Board Opinion (APB) No. 25, “Accounting for Stock Issued to Employees”. APB No. 25 requires compensation expense to be recorded on the date of the grant only if the current market value price of the underlying stock exceeds the exercise price.

(k)  Income Taxes

The Corporation is subject to federal and state income taxes. However, no taxes have been accrued or paid because of operating losses incurred. Deferred tax assets have been fully offset by a valuation allowance pursuant to Statement of Financial Accounting Standards No. 109.

(l)  Loss Per Share

The Financial Accounting Standards No. 128, “Accounting for Earnings Per Shares” requires dual presentation of basic and diluted earnings per share on the face of the statements of income and requires a reconciliation of the numerators and denominators of the basic and diluted earnings per share calculation.

Basic earnings per share is calculated based on the weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed using weighted average shares outstanding adjusted to reflect the dilutive effect of all potential common shares that were outstanding during the period. For the period ending June 30, 2002, the effect of the stock options and warrants were anti-dilutive and as such were not reflected in fully diluted loss per share.

(m)  Use of Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
June 30, 2002

Note 2—Securities

The carrying values, unrealized gains and losses and approximate market values of investment securities at June 30, 2002 are shown in the tables below. The entire investment portfolio is classified as available-for-sale to preserve maximum liquidity for funding needs.

	June 30, 2002
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Market Value
U.S. government agencies	$5,649,654	$29,610	$(240)	$5,679,024
Corporate debt securities	1,988,774	45,592	—	2,034,366
Other securities	245,500	—	—	245,500

Total securities available for sale	$7,883,928	$75,202	$(240)	$7,958,890

Note 3—Allowance for Loan Losses

Changes in the allowance for loan losses for the six months ended June 30, 2002 and 2001 are as follows:

	2002	2001
Balance at beginning of year	$306,129	$93,100
Provision for loan losses	182,795	89,200
Recoveries	—	—
Charge-offs	(106,183)	(32,303)

Balance at period end	$382,741	$149,997

Net charge-offs of $106,183 and $32,303 for the first six months of 2002 and 2001 equated to .37% and .36% respectively, of average loans outstanding. The loan loss reserve at June 30, 2002 was $382,741 or 1.20% of loans, net of unearned and deferred fees. There were no loans past due 90 days or more at June 30, 2002. Nonaccrual loans at June 30, 2002 were $86,776. This was two loans that are also considered to be impaired. Lost interest related to these loans as of June 30, 2002 was $7,795.

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
June 30, 2002

Note 4—Loss Per Share

	Three Months Ended June 30, 2002
	Income Numerator	Shares Denominator	Per Share Amount
Basic EPS
Income (loss) available to common shareholders	$(157,136)	689,368	$(.23)
Diluted EPS
Income (loss) available to common shareholders	$(157,136)	689,368	$(.23)

	Six Months Ended June 30, 2002
	Income Numerator	Shares Denominator	Per Share Amount
Basic EPS
Income (loss) available to common Shareholders	$(373,131)	689,368	$(.54)
Diluted EPS
Income (loss) available to common shareholders	$(373,131)	689,368	$(.54)

	Three Months Ended June 30, 2001
	Income Numerator	Shares Denominator	Per Share Amount
Basic EPS
Income (loss) available to common Shareholders	$(262,384)	689,368	$(.38)
Diluted EPS
Income (loss) available to common shareholders	$(262,384)	689,368	$(.38)

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
June 30, 2002

	Six Months Ended June 30, 2001
	Income Numerator	Shares Denominator	Per Share Amount
Basic EPS
Income (loss) available to common Shareholders	$(481,290)	689,368	$(.70)
Diluted EPS
Income (loss) available to common shareholders	$(481,290)	689,368	$(.70)

Note 5—Comprehensive Income

BankShares adopted Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income”. This statement established standards for reporting and presentation of comprehensive income and its components. The following table discloses the reclassifications related to securities available-for-sale that are included in accumulated other comprehensive gain on the balance sheet as of June 30, 2002.

Net unrealized gains on securities available for sale:

Net unrealized holding gains during the period	$57,180
Less reclassification adjustments for gains (losses) included in net income	355
Income Tax Benefit	—

Accumulated Other Comprehensive Gain	$57,535

Note 6—Financial Instruments With Off-Balance-Sheet Risk

In the normal course of business to meet the financing needs of its customers, BankShares is a party to financial instruments with off-balance-sheet risk. These financial instruments involve commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

The Corporation’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual amount of those instruments. The same credit policy is used in making commitments as is used for on-balance-sheet risk. At June 30, 2002, outstanding commitments to extend credit were $3,954,536.

Commitments to extend credit are agreements to lend to a customer as long as there is no breach of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments may expire without ever being drawn upon, therefore, the total commitment amounts do not necessarily represent future cash outlays for the Corporation.

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
June 30, 2002

Note 7—Contingencies and Other Matters

The Corporation currently is not involved in any litigation or similar adverse legal or regulatory matters.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors
MainStreet BankShares, Inc.

We have audited the accompanying consolidated balance sheets of MainStreet BankShares, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of loss, changes in shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MainStreet BankShares, Inc. and subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

MCLEOD & COMPANY

Roanoke, Virginia
February 15, 2002

MAINSTREET BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2001	December 31, 2000
ASSETS
Cash and due from banks	$894,475	$467,528
Interest-bearing deposits in other banks	32,156	226,744
Federal funds sold	498,000	472,000
Securities available-for-sale	7,929,699	4,464,784
Loans:
Commercial loans	14,316,209	4,576,423
Residential real estate loans	6,278,546	1,683,650
Consumer loans	2,832,601	1,496,842

Total Gross Loans	23,427,356	7,756,915
Less: Allowance for loan losses	(306,129)	(93,100)

Net Loans	23,121,227	7,663,815
Deferred stock issuance costs	115,472	—
Furniture, fixtures and equipment, net	809,082	511,678
Accrued interest receivable	238,264	94,912
Other assets	88,737	21,288

Total Assets	$33,727,112	$13,922,749

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing demand deposits	$2,989,085	$625,799
Interest checking deposits	1,053,742	397,400
Money market deposits	4,139,024	756,821
Savings deposits	600,236	195,258
Certificate of deposits $100,000 and over	10,435,419	3,084,314
Other time deposits	9,528,500	3,019,743

Total Deposits	28,746,006	8,079,335
Short-term borrowings	75,500	—
Accrued interest payable and other liabilities	236,567	139,993

Total Liabilities	29,058,073	8,219,328

Shareholders’ Equity :
Preferred stock, no par value, authorized 10,000,000 shares; none issued	—	—
Common stock, no par value, authorized 10,000,000 shares; issued and outstanding 689,368 shares in 2001 and 2000, respectively	6,708,162	6,708,162
Accumulated deficit	(2,056,550)	(1,019,164)
Accumulated other comprehensive income	17,427	14,423

Total Shareholders’ Equity	4,669,039	5,703,421

Total Liabilities and Shareholders’ Equity	$33,727,112	$13,922,749

See accompanying notes to consolidated financial statements.

MAINSTREET BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF LOSS

	Year Ended December 31, 2001	Year Ended December 31, 2000
Interest Income:
Interest and fees on loans	$1,159,898	$226,240
Interest on interest-bearing deposits	18,692	85,280
Interest on federal funds sold	70,499	101,087
Interest on securities available-for-sale	412,899	56,461

Total Interest Income	1,661,988	469,068

Interest Expense:
Interest on certificates of deposit $100,000 and over	359,880	57,451
Interest on other deposits	391,260	67,727
Interest on federal funds purchased	2,332	—
Interest on short-term borrowings	197	—

Total Interest Expense	753,669	125,178

Net Interest Income	908,319	343,890
Provision for loan losses	248,493	93,100

Net Interest Income After Provision for Loan Losses	659,826	250,790

Noninterest Income:
Service charges on deposit accounts	40,095	3,598
Other fee income and miscellaneous income	22,589	14,203
Gain on sales of securities	31,859	—

Total Noninterest Income	94,543	17,801

Noninterest Expense:
Salaries and employee benefits	877,015	500,774
Occupancy and equipment expense	323,202	115,363
Professional fees	217,610	114,851
Other expenses	373,928	219,108

Total Noninterest Expense	1,791,755	950,096

Net Loss	$(1,037,386)	$(681,505)

Per Share:
Basic:
Net Loss Per Share	$(1.50)	$(2.25)

Average Shares
Outstanding	689,368	303,253
Fully Diluted:
Net Loss Per Share	$(1.50)	$(2.25)

Average Shares Outstanding	689,368	303,253

See accompanying notes to consolidated financial statements.

MAINSTREET BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Number Of Common Shares	Common Stock	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholders’ Equity (Deficit)
Balance at December 31, 1999	12	$12	$(337,659)	$—	$(337,647)
Comprehensive Income (Loss)
Net loss	—	—	(681,505)	—	(681,505)
Other comprehensive income:
Change in unrealized gains on available-for-sale securities	—	—	—	14,423	14,423

Total Comprehensive Income (Loss)	—	—	(681,505)	14,423	(667,082)
Issuance of common stock	689,368	6,893,680	—	—	6,893,680
Redemption of common stock	(12)	(12)	—	—	(12)
Deferred stock issuance costs	—	(185,518)	—	—	(185,518)

Balance at December 31, 2000	689,368	6,708,162	(1,019,164)	14,423	5,703,421
Comprehensive Income (Loss)
Net loss	—	—	(1,037,386)	—	(1,037,386)
Other comprehensive income:
Change in unrealized gains on available-for-sale securities	—	—	—	3,004	3,004

Total Comprehensive Income (Loss)	—	—	(1,037,386)	3,004	(1,034,382)
Balance at December 31, 2001	689,368	$6,708,162	$(2,056,550)	$17,427	$4,669,039

See accompanying notes to consolidated financial statements.

MAINSTREET BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2001	Year Ended December 31, 2000
Cash Flows From Operating Activities:
Net loss	$(1,037,386)	$(681,505)
Provision for loan losses	248,493	93,100
Depreciation	123,175	33,593
Amortization of discounts and premiums, net	(2,140)	(684)
Gains on sales of securities	(31,859)	—
Increase in accrued interest receivable	(143,352)	(94,912)
Increase in other assets	(67,449)	(14,492)
Increase in accrued interest payable and other liabilities	96,574	12,856

Net cash used by operating activities	(813,944)	(652,044)

Cash Flows From Investing Activities:
Decrease (Increase) in interest-bearing deposits in other banks	194,588	(77,537)
Increase in federal funds sold	(26,000)	(472,000)
Purchases of furniture, fixtures, and equipment	(420,579)	(513,789)
Purchases of securities available-for-sale	(15,278,213)	(5,499,677)
Proceeds from calls of securities available-for-sale	10,942,443	1,050,000
Proceeds from sales of securities available-for-sale	907,858	—
Increase in loans	(15,705,905)	(7,756,915)

Net cash used by investing activities	(19,385,808)	(13,269,918)

Cash Flows From Financing Activities:
Increase in time deposits $100,000 and over	7,351,105	3,084,314
Increase in other time deposits	6,508,757	3,019,743
Increase in other deposits	6,806,809	1,975,278
Increase in short-term borrowings	75,500	—
Payments on advances from related parties	—	(515,000)
Proceeds from issuance of common stock	—	6,893,668
Costs of stock issuance	(115,472)	(71,096)

Net cash provided by financing activities	20,626,699	14,386,907

Net increase in cash and cash equivalents	426,947	464,945
Cash and cash equivalents at beginning of year	$467,528	$2,583

Cash and cash equivalents at end of year	$894,475	$467,528

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$693,520	$38,647

See accompanying notes to consolidated financial statements.

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001

Note 1—Summary of Accounting Policies

(a)  General

MainStreet BankShares, Inc. (the “Corporation” or “Bankshares”), incorporated as a Virginia corporation effective January 14, 1999, was a development stage enterprise until July 24, 2000. The Corporation was primarily organized to serve as a bank holding company for Smith River Community Bank, N.A. (the “Bank”). The Bank opened for business on July 24, 2000 and began its operations as a full service commercial bank. Prior to the organization of the Corporation, the Corporation’s directors, who were also the Organizers, formed FCNB LLC, a limited liability company, to organize the Corporation and the Bank and provide for financing of organizational, offering, and other pre-opening costs.

The Corporation raised $6,893,680 through a sale of its common stock and units. The Corporation filed a registration statement on Form SB-2 to register the stock, which was declared effective by the Securities and Exchange Commission on November 4, 1999. Proceeds from the sale of the stock were primarily used to acquire all of the stock of the Bank on July 24, 2000. Since the opening of the Bank, the Corporation’s operations have been conducted through the Bank.

MainStreet BankShares, Inc. filed a registration statement on Form SB-2 with the Securities and Exchange Commission that became effective on August 24, 2001. The registration statement is a secondary offering to offer a minimum of 510,850 shares and a maximum of 891,807 shares of common stock to the public at $10.50 per share. The registration statement also offers 60,574 shares of common stock at $10.50 per share to the organizing directors of Franklin Community Bank, N.A. The primary reason for the secondary offering is to organize and capitalize Franklin Community Bank, N.A., (“Franklin Bank”), to be an additional wholly-owned subsidiary of MainStreet BankShares, Inc. To date, all pre-opening and organizational costs are being funded by the Corporation, which has also utilized a line of credit. The total amount of expense related to the pre-opening and organizational costs at December 31, 2001 was $180,129. Deferred costs directly related to the offering at December 31, 2001 were $115,472.

The Corporation reports its activities as a single business segment. In determining the appropriateness of segment definition, the Corporation considered components of the business about which financial information is available and will evaluate it regularly relative to resource allocation and performance assessment.

(b)  Principles of Consolidation

The consolidated financial statements include the accounts of MainStreet BankShares, Inc. and its wholly-owned subsidiary, Smith River Community Bank, N.A. All significant intercompany accounts and transactions have been eliminated.

(c)  Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks.

(d)  Securities

Bankshares classifies and accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” Securities are classified at purchase date under the specific identification method. Amortization and accretion of premiums and discounts are included in income over the contractual life of the securities. The cost of securities sold is determined on the specific identification method.

(e)  Loans

Loans are stated at the amount of funds disbursed. Interest on loans is computed by methods which generally result in level rates of return on principal amounts outstanding. It is the Corporation’s policy to discontinue the accrual of interest on loans once they become 90 days past due and are not well-collateralized or earlier when it becomes doubtful that the full principal and interest will be collected. Once a loan is placed on nonaccrual status, any interest that is collected will be recorded on a cash basis.

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001

(f)  Loan Fees and Costs

Bankshares adopted Statement of Financial Accounting Standards No. 91, “Accounting for Nonrefundable Fees and Costs Associated With Originating or Acquiring Loans and Initial Direct Costs of Leases”. Currently, there is no substantial difference between fees and costs. A regular review will be conducted as experience with our lending processes increases.

(g)  Allowance for Loan Losses

An allowance for loan losses is maintained in order to provide for losses in collection of loans that can be currently estimated. The level of the allowance of loan losses is based upon the quality of the loan portfolio as determined by management after consideration of diversification as to the type of loans in the portfolio, the amount of collateralized as compared to uncollateralized loans, banking industry standards and averages, and general economic conditions. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions.

(h)  Furniture, Fixtures and Equipment

Furniture, fixtures and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are charged to expense on a straight-line basis over the estimated useful lives. Maintenance, repairs and minor improvements are charged to expense as incurred. Significant improvements are capitalized.

(i)  Organizational Costs

The American Institute of CPA’s has issued Statement of Position 98-5, “Reporting on the Costs of Start-Up Activities.” In general, the SOP requires that organizational and similar start-up costs be expensed. Examples of such costs that have been incurred by the Corporation are legal fees, consulting fees, and regulatory application fees. The Corporation adopted the requirements of the SOP from its inception and has accordingly expensed all organizational costs.

(j)  Stock Options and Warrants

As permitted by Statement of Financial Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation”, the Corporation accounts for its stock options and warrants using the intrinsic value method prescribed in Accounting Principles Board Opinion (APB) No. 25, “Accounting for Stock Issued to Employees”. APB No. 25 requires compensation expense to be recorded on the date of grant only if the current market value price of the underlying stock exceeds the exercise price. Proforma information is presented as if net income had been determined under the fair value based method as prescribed by SFAS No. 123.

(k)  Income Taxes

The Corporation is subject to federal and state income taxes. However, no taxes have been accrued or paid because of operating losses incurred. Deferred tax assets have been fully offset by a valuation allowance pursuant to Statement of Financial Accounting Standards No. 109.

(l)  Loss Per Share

Statement of Financial Accounting Standards No. 128, “Accounting for Earnings Per Share” requires dual presentation of basic and diluted earnings per share on the face of the statements of income and requires a reconciliation of the numerators and denominators of the basic and diluted earnings per share calculation. Basic income per share is calculated based on the weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed using weighted average shares outstanding adjusted to reflect the dilutive effect of all potential common shares that were outstanding during the period. For the years ending December 31, 2001 and December 31, 2000 the effect of the stock options and warrants were anti-dilutive and as such were not reflected in fully diluted loss per share.

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001

(m)  Use of Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2—Securities

The carrying values, unrealized gains and losses and approximate market values of investment securities at December 31, 2001 and 2000 are shown in the tables below. The entire investment portfolio is classified as available-for-sale to preserve maximum liquidity for funding needs.

	2001
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Market Value
U.S. government agencies	$5,734,435	$20,277	$(10,874)	$5,743,838
Corporate bonds	1,994,237	26,255	(18,231)	2,002,261
Federal reserve stock	183,600	—	—	183,600

Total securities available for sale	$7,912,272	$46,532	$(29,105)	$7,929,699

	2000
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Market Value
U.S. government agencies	$4,266,761	$14,423	$—	$4,281,184
Federal reserve stock	183,600	—	—	183,600

Total securities available for sale	$4,450,361	$14,423	$—	$4,464,784

The amortized costs and market values of securities available-for-sale at December 31, 2001, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Approximate Market Value
Due in one year or less	$—	$—
Due after one year but within five years	6,378,945	6,392,235
Due after five years but within ten years	1,349,727	1,353,864
Due after ten years	183,600	183,600

	$7,912,272	$7,929,699

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001

Gross gains of $31,859 were realized on sales and calls of securities available-for-sale for 2001. There were no gains from sales or calls during 2000. Securities available-for-sale with carrying values approximating $3,685,094 at December 31, 2001 were pledged to secure public deposits and for other purposes as required or permitted by law. There were no pledged securities at December 31, 2000.

Note 3—Allowance for Loan Losses

Changes in the allowance for loan losses for the years ended December 31, 2001 and 2000 are as follows:

	2001	2000
Balance at beginning of year	$93,100	$—
Provision for loan losses	248,493	93,100
Losses charged to allowance	(36,064)	—
Recoveries credited to allowance	600	—

Balance at end of year	$306,129	$93,100

There were no non-performing loans, troubled debt restructurings, or impaired loans at December 31, 2001 or 2000.

Note 4—Related Party Loans

Directors, officers and related interests provide the corporation with business and many are among its significant depositors and borrowers. Total amounts outstanding for all such loans that exceeded $60,000 individually are summarized below:

2001
Balance at beginning of year	$—
Additions	666,305
Payments	(27,523)

Balance at end of year	$638,782

These loans, in the opinion of management, are believed to involve no more than normal risk of collectibility. Total unfunded commitments at December 31, 2001 were $13,695. There were no loans outstanding or commitments that exceeded $60,000 at December 31, 2000.

Note 5—Furniture, Fixtures and Equipment

Furniture, fixtures and equipment at December 31, 2001 and 2000 are as follows:

	2001	2000
Furniture and equipment	$703,995	$361,582
Computer software	170,802	158,463
Leasehold improvements	91,052	25,226

	965,849	545,271
Accumulated depreciation and amortization	(156,767)	(33,593)
Furniture, fixtures and equipment, net	$809,082	$511,678

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001

Note 6—Deposits

The maturities of certificates of deposit $100,000 and over and other time deposits at December 31, 2001 are as follows:

	Certificates of Deposit $100,000 and Over	Other Time Deposits
Three months or less	$2,033,828	$1,100,363
Over 3 through 6 months	2,985,987	2,379,846
Over 6 through 12 months	3,314,206	3,210,252
Over 12 months	2,101,398	2,838,039

Total	$10,435,419	$9,528,500

Total deposit dollars from officers, directors, and their related interests at December 31, 2001 and 2000 were $1,402,777 and $1,049,985, respectively.

Note 7—Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. The primary items resulting in deferred tax assets at December 31, 2001 are unamortized organizational costs, loan loss reserves, and net operating losses of $480,000, $306,000 and $1,600,000, respectively. The primary item resulting in a deferred tax liability at December 31, 2001 is depreciation of $167,000. The primary items resulting in deferred tax assets at December 31, 2000 are unamortized organizational costs and net operating losses of $71,000 and $609,000, respectively. The primary item resulting in a deferred tax liability at December 31, 2000 is depreciation of $64,000. However, the resulting net deferred tax assets at December 31, 2001 and 2000 have been fully offset by a valuation allowance to reflect the high degree of uncertainty regarding the ultimate realization of the related tax benefits. If the operations are not ultimately profitable, the tax benefits will not be realized. The Corporation’s net operating loss of $1,600,000 is available to offset future taxable income, if any, through 2021.

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001

Note 8—Loss Per Share

	Year Ended December 31, 2001
	Income Numerator	Shares Denominator	Per Share Amount
Basic EPS
Income (loss) available to common shareholders	$(1,037,386)	689,368	$(1.50)
Diluted EPS
Income (loss) available to common shareholders	$(1,037,386)	689,368	$(1.50)

	Year Ended December 31, 2000
	Income Numerator	Shares Denominator	Per Share Amount
Basic EPS
Income (loss) available to common shareholders	$(681,505)	303,253	$(2.25)
Diluted EPS
Income (loss) available to common shareholders	$(681,505)	303,253	$(2.25)

Note 9—Comprehensive Income

Bankshares adopted Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” upon the opening of the Bank. This statement established standards for reporting and presentation of comprehensive income and its components. The following table discloses the reclassifications related to securities available-for-sale that are included in accumulated other comprehensive income on the balance sheet as of December 31, 2001 and 2000.

Net unrealized gains on securities available-for-sale:

	Year Ended December 31 2001	Year Ended December 31 2000
Net unrealized holding gains during the year	$34,863	$14,423
Less reclassification adjustments for gains included in net income	(31,859)	—
Income tax benefit	—	—

Change in Accumulated Other Comprehensive Income	$3,004	$14,423

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001

Note 10—Employee Benefit Plans

MainStreet BankShares, Inc. funds certain costs for medical benefits in amounts determined at the discretion of management. There are no postretirement benefits at this time. Bankshares has a 401-k plan which provides for contributions by employees. Bankshares currently does not have a matching contribution.

Note 11—Leases and Commitments

On April 6, 1999, the Corporation entered into two leases. One lease is for the Corporation’s executive offices and the other lease is for the main banking office of Smith River Community Bank, N.A. The executive office lease is for 2,000 square feet of space located in the Patrick Henry Shopping Mall at Suite 12, 730 East Church Street in Martinsville, Virginia. The Bank’s main office lease covers nearly 2,486 additional square feet and is located at 730 East Church Street and Booker Road in Martinsville, Virginia. The executive office lease began on May 1, 1999 and the main office lease began on August 1, 1999. Both leases expire on July 31, 2002. Neither lease has a renewal option, but the lessor and the lessee have agreed to discuss renewal options.

The Corporation also has a lease for a 3,400 square foot facility located at 380 Riverside Drive, in Bassett, Virginia where we opened our second branch of Smith River Community Bank, N.A. The facility is a former branch of a bank which was closed several years ago. The lease began on June 1, 1999 and expires 36 months from the opening of the branch, December 4, 2000. The third branch of Smith River Community Bank, N.A. opened on August 6, 2001 at 105 Dobyns Road in Stuart, Virginia. A modular facility was purchased for the branch, but the property is being leased for a 10-year period beginning August 6, 2001 with options to extend.

Franklin Community Bank, N.A. will be located originally at 400 Old Franklin Turnpike, Suite 108, Rocky Mount, Virginia, in a section of town known as the Rocky Mount Marketplace. The bank will begin in a storefront location with a monthly lease of approximately $1,965 on a month-to-month basis. The Corporation is currently funding the month-to-month lease.

In addition to the leases for office space, the corporation also leases various pieces of office equipment under short and long-term leases.

Total rent expense approximated $102,000 and $64,000 for the years ended December 31, 2001 and 2000, respectively. Future rental payments under non-cancelable operating leases approximate $81,000, $52,000, $18,000 and $13,000 for the years ended December 31, 2002, 2003, 2004 and 2005, respectively.

Neither the Corporation or the Bank own any real property.

The Corporation has entered into an employment agreement with its President and Chief Executive Officer. The agreement has a three-year term and is automatically extended by one year if not terminated at least 90 days prior to each anniversary date. Under the terms of the agreement, the individual will continue in a consulting capacity after the end of the period of employment until age 70.

Note 12—Stock Options and Warrants

On the opening date of Smith River Community Bank, N.A., July 24, 2000, the President and CEO was granted 30,000 stock options at the then fair market value of $10.00. The stock options will be exercisable if he is employed as President and CEO of MainStreet BankShares, Inc. and the Bank on the first anniversary of the day the bank opened for business (the first 10,000 options) and on each of the next two anniversaries (for each of the next two 10,000 option grants). Each of the options will have a ten-year term from the date of grant and will expire 30 days after employment is terminated.

Each organizer/director was granted one warrant for each share of stock that they purchased in the original offering. These

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001

warrants were granted on July 24, 2000 and totaled 87,500 warrants. Each warrant will entitle the organizer/director to purchase, at anytime within ten years from the date of grant, an additional share at $10.00 per share. The warrants are not immediately exercisable. The right to exercise the warrants will vest for one-third (1/3) of the shares covered by the warrants on each of the first three anniversaries of the date the Bank opened for business, so long as the organizer/director has served continuously as a director of MainStreet BankShares, Inc. or Smith River Community Bank, N.A. from its opening until the particular anniversary and has attended a minimum of 75% of the Board of Directors meetings during the period. However, all the warrants will become vested upon the change in control of MainStreet BankShares, Inc. or a sale by the company of all or substantially all its assets. The warrants are detachable and the shares with which they were originally issued as a unit may be separately transferred. The warrants are generally not transferable except by operation of law. Bankshares has the right, upon notice from any regulatory authority, to require immediate exercise or forfeiture of the warrants if the exercise is reasonably necessary in order to inject additional capital into the Bank.

The Corporation has reserved 117, 500 shares of authorized but unissued shares of common stock related to these option and warrant agreements.

The per share weighted average fair value of stock options and warrants granted during 2000 was $5.02 on the date of grant utilizing the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate of 6.217%.
Expected life of options and warrants of 10 years.
Expected volatility of stock price of 20%.
Expected dividend yield of 0%.

The Corporation applies APB Opinion No. 25 in accounting for its stock options and warrants and, accordingly, no compensation cost has been recognized for its stock options or warrants in the consolidated financial statements. Had the Corporation determined compensation cost based on the fair value of its stock options at the grant date under SFAS No. 123, the Corporation’s net loss would have increased to the proforma amounts indicated below:

Net loss:
As reported	$(1,037,386)
Proforma	$(1,212,115)
Basic net loss per share:
As reported	$(1.50)
Proforma	$(1.76)
Diluted net loss per share:
As reported	$(1.50)
Proforma	$(1.76)

Following is a status and summary of changes of options and warrants during the years ended December 31, 2001 and 2000 with a weighted average exercise price of $10 and weighted average contractual maturity of 8.6 and 9.6 years at December 31, 2001 and 2000, respectively.

	Year Ended 2001	Year Ended 2000
Outstanding at beginning of year	117,500	—
Granted	—	117,500
Exercised	—	—
Forfeited	(13,000)	—

Outstanding at year-end	104,500	117,500

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001

At December 31, 2001, there were 10,000 options and 22,833 warrants exercisable at a weighted average price of $10.

Note 13—Regulatory Requirements and Restrictions

Under the applicable federal laws, the Comptroller of the Currency restricts the total dividend payments of any calendar year, without prior approval, to the net profits of that year as defined, combined with retained net profits for the two preceding years. Bankshares will not be paying dividends until they become profitable and it is deemed appropriate by management.

The Bank is a member of the Federal Reserve System; however, it processes daily through a correspondent bank, Community Bankers Bank. Smith River Community Bank, N.A. must currently maintain a reserve balance of $50,000 with the correspondent bank.

Bankshares and the Bank are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital ratios can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a material effect on the consolidated financial statements. Quantitative measures established by regulations to ensure capital adequacy require Bankshares and the Bank to maintain minimum capital ratios. At December 31, 2001, Bankshares and the Bank are above capital adequacy requirements to which they are subject. Actual capital amounts and ratios are presented in the following table:

	Actual		For Capital Adequacy		To Be Well Capitalized Under Prompt Corrective Action Provisions
As of December 31, 2001	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)	$4,957,741	19.87%	$1,996,480	8.00%	$2,495,600	10.00%
Tier I capital (to risk weighted assets)	4,651,612	18.64	998,240	4.00	1,497,360	6.00
Tier I capital (to average assets)	4,651,612	14.26	1,304,717	4.00	1,630,896	5.00

	Actual		For Capital Adequacy		To Be Well Capitalized Under Prompt Corrective Action Provisions
As of December 31, 2000	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)	$5,796,521	67.16%	$609,400	8.00%	$863,000	10.00%
Tier I capital (to risk weighted assets)	5,703,421	66.08	345,200	4.00	517,800	6.00
Tier I capital (to average assets)	5,703,421	45.14	505,400	4.00	631,750	5.00

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001

Note 14—Parent Company Financial Information

CONDENSED BALANCE SHEET

	December 31, 2001	December 31, 2000
Assets
Cash	$—	$3,670
Interest-bearing deposits in other banks	4,917	226,744
Furniture, fixtures and equipment	18,614	—
Other assets	130,547	—
Investments in subsidiary bank	4,614,804	5,473,007

Total Assets	$4,768,882	$5,703,421

Liabilities and Shareholders’ Equity
Short-term borrowings	$75,500	$—
Accrued interest payable and other liabilities	24,343	—
Shareholders’ Equity:
Common shareholders’ equity	4,669,039	5,703,421

Total Liabilities and Shareholders’ Equity	$4,768,882	$5,703,421

CONDENSED STATEMENT OF INCOME

	Year Ended December 31, 2001	Year Ended December 31, 2000
Revenue:
Equity in undistributed loss of subsidiary bank	$(861,207)	$(863,256)
Interest income	10,349	85,280
Other income	—	96,471

	(850,858)	(681,505)
Expenses:
Interest on short-term borrowing	197	—
Other expense	186,331	—

	186,528	—

Loss Before Income Tax Benefit	(1,037,386)	(681,505)

Income tax benefit	—	—
Net Loss	$(1,037,386)	$(681,505)

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001

CONDENSED STATEMENT OF CASH FLOWS

	Year Ended December 31, 2001	Year Ended December 31, 2000
Cash Flows From Operating Activities:
Net loss	$(1,037,386)	$(681,505)
Adjustments to reconcile net loss to net cash from operations:
Depreciation	1,171	—
Equity in undistributed loss of subsidiary bank	861,207	863,256
Net (increase) decrease in other assets	(15,075)	6,796
Net increase (decrease) in other liabilities	24,343	(127,137)

Net Cash Provided (Used) by Operating Activities	(165,740)	61,410

Cash Flows From Investing Activities:
Net decrease (increase) in interest-bearing deposits	221,827	(77,537)
Purchases of furniture and equipment	(19,785)	(44,209)
Capital contributed to subsidiary bank	—	(6,321,840)
Transfer of furniture, fixtures, and equipment to subsidiary bank	—	75,691

Net Cash Provided (Used) in Investing Activities	202,042	(6,367,895)

Cash Flows from Financing Activities:
Increase in short-term debt	75,500	—
Payments on advances from related parties	—	(515,000)
Proceeds from issuance of common stock	—	6,893,668
Costs of stock issuance	(115,472)	(71,096)

Net Cash Provided (Used) By Financing Activities	(39,972)	6,307,572

Net Increase (Decrease) in Cash	(3,670)	1,087
Cash at Beginning of Year	3,670	2,583

Cash at End of Year	$—	$3,670

Note 15—Financial Instruments With Off-Balance-Sheet Risk

In the normal course of business to meet the financing needs of its customers, Bankshares is a party to financial instruments with off-balance-sheet risk. These financial instruments involve commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet.

The Corporation’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual amount of those instruments. The same credit policy is used in making commitments as is used for on-balance-sheet risk. At December 31, 2001, outstanding commitments to extend credit were $5,323,597.

Commitments to extend credit are agreements to lend to a customer as long as there is no breach of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments may expire without ever being drawn upon, therefore, the total commitment amounts do not necessarily represent future cash outlays for the Corporation.

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001

Note 16—Concentrations of Credit Risk

Virtually all of MainStreet BankShares Inc. business activity is with customers located in our primary market area. Accordingly, operating results are closely correlated with the economic trends within the region and influenced by the significant industries within the region including textile, furniture, pre-built housing, and agricultural. In addition, the ultimate collectibility of the loan portfolio is susceptible to changes in the market condition of the region. The commercial portfolio is diversified, and has no concentrations of credit at December 31, 2001 or December 31, 2000.

MainStreet has established policies related to the credit process and collateral in loan originations. Loans to purchase real and personal property are generally collateralized by the related property with loan amounts established based on certain percentage limitations of the property’s total stated or appraised value. Credit approval is primarily a function of collateral and the evaluation of the creditworthiness of the individual borrower or project based on pertinent financial information and the amount to be financed.

Note 17—Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

(a)	Short-Term Financial Instruments

The carrying values of short-term financial instruments including cash and cash equivalents, federal funds sold and interest-bearing deposits in domestic banks approximate the fair value of these instruments. These financial instruments generally expose the Corporation to limited credit risk and have no stated maturity or have an average maturity of 30-45 days and carry interest rates which approximate market value.

(b)	Securities Available-for-Sale

The fair value of investments is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers.

(c)	Loans

Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, real estate—commercial, real estate—construction, real estate—mortgage and other consumer. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and nonperforming categories.

The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan as well as estimates for operating expenses and prepayments. The estimate of maturity is based on management’s assumptions with repayment for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

(d)	Deposits

The fair value of demand, interest checking, savings and money market deposits is the amount payable on demand. The fair value of fixed maturity time deposits and certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities and repayment characteristics.

(e)	Short-term Borrowings

The carrying amount is a reasonable estimate of fair value.

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001

(f)	Commitments to Extend Credit, Standby Letters of Credit and Financial Guarantees Written

The only amounts recorded for commitments to extend credit, standby letters of credit and financial guarantees written are the fees arising from these unrecognized financial instruments.

The estimated fair values of financial instruments at December 31, 2001 are as follows:

	Carrying Value	Fair Value
FINANCIAL ASSETS:
Cash and due from banks	$894,475	$894,475
Interest-bearing deposits in other banks	32,156	32,156
Federal funds sold	498,000	498,000
Securities available-for-sale	7,929,699	7,929,699
Loans, net of unearned income	23,427,356	23,555,019

Total Financial Assets	$32,781,686	$32,909,349

FINANCIAL LIABILITIES:
Deposits:
Non-interest bearing demand deposits	$2,989,085	$2,989,085
Interest checking deposits	1,053,742	1,053,742
Money market deposits	4,139,024	4,139,024
Savings deposits	600,236	600,236
Certificates of deposit $100,000 and over	10,435,419	10,407,524
Other time deposits	9,528,500	9,493,864

Total Deposits	28,746,006	28,683,475
Short-term borrowings	75,500	75,500

Total Financial Liabilities	$28,821,506	$28,758,975

The estimated fair values of financial instruments at December 31, 2000 are as follows:

	Carrying Value	Fair Value
FINANCIAL ASSETS:
Cash and due from banks	$467,528	$467,528
Interest bearing deposits in other banks	226,744	226,744
Federal funds sold	472,000	472,000
Securities available for sale	4,464,784	4,464,784
Loans, net of unearned income	7,756,915	7,386,128

Total Financial Assets	$13,387,971	$13,017,184

MAINSTREET BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001

FINANCIAL LIABILITIES:
Deposits:
Non-interest bearing demand deposits	$625,799	$625,799
Interest checking deposits	397,400	397,400
Money market deposits	756,821	756,821
Savings deposits	195,258	195,258
Certificates of deposit $100,000 and over	3,084,314	3,076,394
Other time deposits	3,019,743	3,016,038

Total Financial Liabilities	$8,079,335	$8,067,710

Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Corporation’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Corporation’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on-and-off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

Note 18—Contingencies and Other Matters

The Corporation currently is not involved in any litigation or similar adverse legal or regulatory matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 1.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 13.1-692.1 of the Code of Virginia, 1950, as amended, places a limitation on the liability of officers and directors of a corporation in any proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation. The damages asserted against an officer or director arising out of a single transaction, occurrence, or course of conduct shall not exceed the greater of $100,000 or the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The statute also authorizes the corporation, in its articles of incorporation or, if approved by the shareholders, in its bylaws, to provide for a different specific monetary limit on, or to eliminate entirely, liability. The liability of an officer or director shall not be limited or eliminated if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Company’s Articles of Incorporation contain a provision which eliminates, to the full extent that the laws of the Commonwealth of Virginia permit, the liability of an officer or director to the Company or its shareholders for monetary damages for any breach of duty as a director or officer.

The Company’s Articles of Incorporation also require the Company to indemnify any director or officer who is or was a party to a proceeding, including a proceeding by or in the right of the corporation, by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another entity. Directors and officers of the Company are entitled to be indemnified against all liabilities and expenses incurred by the director or officer in the proceeding, except such liabilities and expenses as are incurred because of his or her willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, a director or officer also is entitled to have the Company make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. The Board of Directors of the Company also has the authority to extend to employees, agents, and other persons serving at the request of the Company the same indemnification rights held by directors and officers, subject to all of the accompanying conditions and obligations.

Virginia Code(s) 13.1-700.1 permits a court, upon application of a director or officer, to review the Company’s determination as to a director’s or officer’s request for advances, reimbursement or indemnification. If it determines that the director or officer is entitled to such advances, reimbursement or indemnification, the court may order the Company to make advances and/or reimbursement for expenses or to provide Indemnification, in which case the court shall also order the Company to pay the officer’s or director’s reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may order indemnification to the extent of the officer’s or director’s reasonable expenses if it determines that, considering all the relevant circumstances, the officer or director is entitled to indemnification even though he or she was adjudged liable, and may also order the Company to pay the officer’s and director’s reasonable expenses incurred to obtain the order.

The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against any liability asserted against or incurred by such person, in any such capacity or arising from his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the Articles of Incorporation.

ITEM 2.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fees	$2,500.00
Accounting Fees (estimated)	3,125.00
Escrow Agent Fee (estimated)	7,500.00
Registered Agent Expenses	19,200.00
Printing and Distribution Expenses (estimated)	22,238.00
Legal Fees and Expenses (estimated)	68,044.00
Consulting Fees	146,621.00
Miscellaneous Expenses	17,142.00

TOTAL	$286,370.00

ITEM 3.    UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes as follows:

(1)  The Registrant will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)  reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

(iii)  include any additional or changed material information in the plan of distribution.

(2)  The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities at that time to be the initial bona fide Offering.

(3)  The Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

(4)  In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 4.    UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN PAST THREE YEARS.

On March 1, 1999, Bankshares issued an aggregate of 15 shares of common stock to the organizers. (This was done solely to facilitate the organization.) Three directors resigned for personal reasons (health and travel restrictions) early in the process, and their shares were canceled, leaving 12 shares outstanding. In each case the subscriber was a resident of the Commonwealth of Virginia and paid $1 per share. There were no underwriting, discounts or commissions paid with respect to these transactions. Bankshares repurchased these shares at the original purchase price upon the successful completion of the offering.

The sales were made to persons who had access to the kind of information which registration would disclose and who did not purchase the shares for resale to the public. Also, these sales were made solely for the purposes of completing the initial organization of Bankshares. Accordingly, these sales constituted transactions by Bankshares not involving a public offering, separate and apart from this offering, which were exempt from registration under Section 4(2) of the Securities Act of 1933. These securities were also exempt from registration as part of an interstate issue under Section 3(a)(11) of the Securities Act of 1933.

ITEM 5.    INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Number	Description of Exhibit

3.1
Restated Articles of Incorporation of the Registrant, dated March 6, 2001 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-KSB for the period ended December 31, 2000, filed March 16, 2001).

3.2
By-Laws of the Registrant, dated March 20, 2000 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2001, filed April 27, 2001).

4.1
Warrant Plan and Certificate as adopted July 27, 1999, and as amended August 26, 1999 and December 19, 2000 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999, and to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-QSB for the period ended September 30, 1999, filed December 20, 1999).

4.2	Provisions in Registrant’s Articles of Incorporation and Bylaws defining the rights of Holders of the Registrant’s common stock (included in Exhibits 3.1 and 3.2, respectively).

4.3	Form of Shares Subscription Agreement.

4.4	Form of Units Subscription Agreement (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration. Statement No. 333-86993 on Form SB-2, filed September 13, 1999)

5	Opinion of Flippin, Densmore, Morse, & Jessee regarding the legality of the securities to be offered.

10.1	Lease Agreement with R. C. Realty Corporation for Operations Center included herein.

10.2	Lease Agreement with R. C. Realty Corporation for Main Office included herein.

10.5
Employment Agreement between the Registrant and Cecil R. McCullar, dated as of June 1, 1999 (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999).

10.7
Escrow Agreement between First Citizens Bank & Trust Company and the Registrant, dated September 8, 1999 (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999).

10.8
Software License and service agreement between FISERV Solutions, Inc. and the Registrant dated September 1999 (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement No. 333-86993 on Form SB-2/A, filed October 22, 1999).

10.9
Software license and maintenance agreement between Concentrex, Inc./CFI Pro Services, Inc. and the Registrant, dated September 27, 1999 (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement No. 333-86993 on Form SB-2/A, filed October 22, 1999).

10.10
Contract to purchase hardware and software license and service agreement between Unisys and the Registrant dated October 25, 1999 (incorporated herein by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1999, filed December 20, 1999).

10.11
Related contracts to purchase equipment and software between Information Technology, Inc. and the Registrant dated October 25, 1999 (incorporated herein by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1999, filed December 20, 1999).

10.12
Consulting Agreement between Southeast Financial Holdings, Inc. and the Registrant dated February 21, 2000 (incorporated herein by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-KSB for the period ended December 31, 1999, filed March 24, 2000).

10.13	Consulting Agreement between Larry A. Heaton and the Registrant dated November 15, 2000.

10.14	Consulting Agreement between Larry A. Heaton and the Registrant dated January 26, 2001.

10.15	Consulting Agreement between The Carson Medlin Company and the Registrant dated January 24, 2001.

10.16	Escrow Agreement between First Citizens Bank & Trust Company and the Registrant, dated August 17, 2001.

21	Subsidiaries of the Registrant

23.1	Consent of McLeod & Company.

23.2	Consent of Flippin, Densmore, Morse, Rutherford & Jessee, (included in Exhibit 5).

99.1	Letter to Prospective Shareholders dated September 7, 2001.

99.2	Letter to Existing Shareholders dated September 7, 2001.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment Number 2 to the Registration Statement on Form SB-2 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Martinsville, Commonwealth of Virginia, on October 29, 2002.

MAINSTREET BANKSHARES, INC.

By:	/s/ CECIL R. MCCULLAR
Cecil R. (Andy) McCullar, President and Chief Executive Officer

Under the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/s/ CECIL R. MCCULLAR Cecil R. (Andy) McCullar	President and Chief Executive Officer, Director	October 29, 2002

/s/ BRENDA H. SMITH Brenda H. Smith	Executive Vice President, Chief Financial Officer, and Corporate Secretary	October 29, 2002

Patricia H. Brammer	Director

/s/ JESSE D. CAHILL, SR. Jesse D. Cahill, Sr.	Director	October 29, 2002

/s/ WILLIAM S. CLARK Jesse D. Cahill, Sr.	Executive Vice President, Chief Operating Officer, Director	October 29, 2002

/s/ JOSEPH F. CLARK Joseph F. Clark	Director	October 29, 2002

/s/ CHARLES L. DALTON Charles L. Dalton	Director	October 29, 2002

/s/ JOHN M. DEEKENS John M. Deekens	Director	October 29, 2002

/s/ ROXANN B. DILLON Roxann B. Dillon	Director	October 29, 2002

/s/ LARRY A. HEATON Larry A. Heaton	Director	October 29, 2002

/s/ MORTON W. LESTER Morton W. Lester	Chairman of the Board	October 29, 2002

/s/ JOE C. PHILPOTT Joe C. Philpott	Director	October 29, 2002

/s/ MILFORD A. WEAVER Milford A. Weaver	Director	October 29, 2002